EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of OraSure Technologies, Inc., dated September 9, 2025, is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

DATED: September 9, 2025

ALTAI CAPITAL MANAGEMENT, L.P.

By:	/s/ Rishi Bajaj
Name:	Rishi Bajaj
Title:	Authorized Signatory

ALTAI CAPITAL MANAGEMENT, LLC

By:	/s/ Rishi Bajaj
Name:	Rishi Bajaj
Title:	Authorized Signatory

RISHI BAJAJ
By:	/s/ Rishi Bajaj
Name:	Rishi Bajaj

SCHEDULE A

Transactions of the Reporting Persons Effected

During the Past 60 Days

The following table sets forth all transactions in the Common Stock effected by each of the Reporting Persons in the past 60 days. Except as noted below, all such transactions were effected by the Reporting Persons in the open market through brokers and the price per share includes commissions. Where a price range is provided in the column titled “Price Range ($)”, the price reported in the column titled “Price Per Share ($)” is a weighted average price. These shares of Common Stock were sold or purchased in multiple transactions at prices between the price ranges indicated in the column titled “Price Range ($)”. The Reporting Persons will undertake to provide to the staff of the SEC, upon request, full information regarding the number of shares of Common Stock sold or purchased at each separate price.

Investment Manager

Trade Date	Shares Purchased	Price Per Share ($)	Price Range ($)
7/15/2025	65,233	3.0988	3.090 – 3.100
7/16/2025	18,322	3.0896	3.065 – 3.100
7/17/2025	40,047	3.1957	3.175 – 3.245
7/18/2025	318,100	3.1639	3.115 – 3.210
7/21/2025	25,439	3.2493	3.240 – 3.250
7/24/2025	900	3.2500	3.250 – 3.250
7/29/2025	17,820	3.2251	3.225 – 3.245
7/30/2025	110,400	3.2106	3.175 – 3.250
7/31/2025	216,600	3.2153	3.155 – 3.250
8/1/2025	229,000	3.0404	3.005 – 3.100
8/4/2025	150,000	3.1142	3.045 – 3.140
8/6/2025	187,000	2.9442	2.855 – 3.000
8/8/2025	30,668	2.7294	2.685 – 2.750
8/12/2025	2,085	2.7498	2.745 – 2.750
8/14/2025	15,128	2.7460	2.745 – 2.750
9/2/2025	148,100	3.3660	3.335 – 3.435